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[CERPROBE LOGO (R)]                                              Exhibit 10(ppp)
                             STOCK PLEDGE AGREEMENT

         This Stock Pledge Agreement ("Agreement") is made and entered into effective as of August 24, 1999 by and between _____________________ as pledgor ("Pledgor"), and Cerprobe Corporation, a Delaware corporation ("Lender"), as pledgee.

         A. Lender intends to loan to Pledgor the sum of $_______________ ("Loan") pursuant to the terms of that certain Secured Promissory Note of this same date, between Lender and Pledgor ("Note"). Any defined term in this Agreement that is not specifically defined shall have the meaning given to it in the Note.

         B. Pursuant to the terms of the Note, in order to induce the Lender to make the Loan, the Pledgor must provide certain deliveries to the Lender, one of which is the delivery of this Agreement executed by Pledgor.

         C. Pledgor was granted an option to purchase _______ shares of Cerprobe Corporation Common Stock pursuant to the Cerprobe Corporation Nonqualified Stock Option Plan ("Option Shares"). In consideration for the purchase price for the exercise of the Option Shares, Pledgor executed the Note and grants the Lender a security interest in the Option Shares, subject to the terms in this Agreement.

                                    AGREEMENT

         In consideration of the mutual covenants contained in the Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. PLEDGE. As security for the payment and performance of the Secured Obligations, Pledgor hereby grants to Lender a security interest in the Option Shares, together with any proceeds therefrom, and hereby pledges and assigns the Certificate(s) representing the Option Shares to Lender. Pledgor has delivered stock powers with respect to the Certificate(s) endorsed in blank ("Stock Powers") to Lender and hereby authorizes Lender, upon the occurrence and continuation of an Event of Default, to transfer the Certificates to Lender. Lender hereby acknowledges receipt of the Certificate(s) as security for the payment and performance of the Secured Obligations. Lender agrees not to transfer, sell, encumber, or otherwise dispose of the Option Shares, except in accordance with the provisions of this Agreement. For purposes of this
Agreement, the "Secured Obligations" are the obligations of the Pledgor under the Note.
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         2. DIVIDENDS, VOTING RIGHTS, AND PROXY. The Pledgor, as record owner of the Option Shares, is entitled, prior to the occurrence of any Event of Default and the exercise of Lender's rights hereunder, to (i) retain all cash dividends paid on account of the Option Shares, (ii) exercise all voting rights of the Option Shares, and (iii) exercise all other shareholders' rights and privileges attributable to the Option Shares, except and unless as otherwise provided herein. The Pledgor grants to Lender an irrevocable proxy with respect to all of the Option Shares. This irrevocable proxy provides Lender with the right, upon an Event of Default, to exercise all rights, powers, and authority of the Pledgor with respect to the Stock for purposes of calling or convening meetings of Cerprobe Corporation, voting the Option Shares, and exercising any other rights with respect to the Option Shares. The rights being transferred from the Pledgor to Lender pursuant to this irrevocable proxy are acquired by Lender to the fullest extent permitted by the laws or regulations governing the rights and powers of stockholders of a Delaware corporation. Pledgor agrees that this irrevocable proxy is coupled with an interest. Pledgor irrevocably makes, constitutes, and appoints Lender, or any of its officers, the true and lawful attorney for Pledgor with full power of substitution, coupled with an interest, to execute in the name of Pledgor any documents necessary to effectuate this irrevocable proxy. This irrevocable proxy shall remain in full force and effect until satisfaction in full of the Secured Obligations.

         3. ADJUSTMENTS. As additional security for the Secured Obligations, Pledgor grants to Lender a security interest in all securities, money, funds, or other property received by Pledgor on account of, or in exchange for, the Option Shares whether as a result of any share dividend, share split, reclassification, merger or consolidation, reorganization, or otherwise and agrees to promptly pledge and deliver such securities, together with the appropriate certificates and stock powers endorsed in blank to Lender.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. Pledgor represents, warrants, and covenants to Lender, which representations, warranties, and covenants will survive the execution and delivery of this Agreement, as follows:

                  (a) The execution, delivery, and performance of this Agreement will not conflict with any order, writ, injunction, or decree of any court or arbitrator presently in effect having applicability to Pledgor, or with any agreement to which Pledgor is a party that prohibits or would be violated by the execution and carrying out of this Agreement.

                  (b) Pledgor owns the Option Shares free and clear of all liens and encumbrances (other than those granted to Lender) and there are no other restrictions on the transfer or sale of any of the Option Shares, except as disclosed on the Certificate(s).

         5. RELEASE OF SECURITY INTEREST. Upon satisfaction in full of the Secured Obligations, Lender agrees to promptly cancel all Stock Powers with respect to the Certificate(s), release its security interest in the Option Shares, and deliver all of the Certificate(s) to Pledgor.

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         6. DEFAULT. The occurrence of an Event of Default (as defined in the
Note), shall constitute an "Event of Default" hereunder. Upon the occurrence and continuation of such an Event of Default, the Lender shall have all rights and remedies provided by law, including without limitation, those under the Uniform Commercial Code as adopted in Arizona ("UCC"), and may sell the Option Shares in any manner that is not inconsistent with the provisions of the UCC. These rights shall be in addition to other remedies now or hereafter existing at law or in equity including, without limitation, Lender's right, at its discretion, to retain the Option Shares. Any failure or delay by Lender to exercise any right under this Agreement shall not be construed as a waiver of the right to exercise the same or any other right at any time.

         7. SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement will bind and inure to the benefit of the respective heirs, successors, and assigns of the parties.

         8. CONTROLLING LAW; SEVERABILITY. The various provisions of this Agreement will be construed under, and the respective rights and obligations of the parties will be determined with reference to, the laws of the State of Arizona (without giving effect to conflict of laws principles). If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid, such holding will in no way affect the validity of the remainder of this Agreement.

         9. WAIVER OF JURY TRIAL; CONSENT TO VENUE. Pledgor and Lender, after consulting, or having had the opportunity to consult, with counsel, knowingly, voluntarily, and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated by this Agreement, or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither Pledgor nor Lender shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. In the event of a dispute under this Agreement, the parties agree that exclusive jurisdiction and venue lies in a court of competent jurisdiction in Maricopa County, Arizona. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Pledgor or Lender except by a written instrument executed by each of them.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

LENDER:                                              PLEDGOR:

CERPROBE Corporation,                                _______________________
a Delaware corporation

By:____________________________                      By:____________________
         Randal L. Buness
         Secretary


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                             SECURED PROMISSORY NOTE


                                                                Phoenix, Arizona
                                                                 August 24, 1999
$____________

1.       FUNDAMENTAL PROVISIONS.

         The following terms will be used as defined terms in this Secured Promissory Note ("Note"):

         Lender:                            Cerprobe Corporation, a Delaware corporation.

         Borrower:                          ___________________

         Principal Amount:                  _____________________ ($___________).

         Interest Rate:                     Six percent (6%) per annum.

         Default
         Interest Rate:                     Ten percent (10%) per annum above the Interest Rate.

         Maturity Date:                     August 24, 2002.

         Business Day:                      Any day of the year other than Saturdays, Sundays and legal holidays.

         Loan:                              The loan from Lender to Borrower in the Principal Amount and evidenced by this Note.

         Loan Documents:                    The Note, the Stock Pledge Agreement and any other documents securing the repayment of the Note.

         Option Shares:                     The shares of Cerprobe Corporation Common Stock held by the Lender as security for this Loan, as specified in the Stock Pledge Agreement.

         Stock Pledge Agreement:            That certain Stock Pledge Agreement of this same date between
                                            Borrower, as pledgor, and Lender, as pledgee.


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2.       PROMISE TO PAY.

         For value received, Borrower promises to pay to the order of Lender, at its office at 1150 North Fiesta Boulevard, Gilbert, Arizona, 85233, or at such other place as the Lender may from time to time designate in writing, the Principal Amount, together with accrued interest from the date of disbursement on the unpaid principal balance at the Interest Rate.

3.       INTEREST; PAYMENTS.

         (a) Absent an Event of Default hereunder or under the Stock Pledge Agreement, the Principal Amount shall bear interest at the Interest Rate. Throughout the term of this Note, interest shall be computed by applying the ratio of the annual interest rate over a year of 365 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

         (b) All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges, or withholdings, which amounts shall be paid by Borrower, and (ii) without any other set off. Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by the Lender is not less than that required by this Note.

         (c) The entire unpaid principal balance, all accrued interest and any other amounts payable hereunder shall be paid in full on or before the Maturity Date.

4.       PREPAYMENT.

                  Borrower may prepay the Loan, in whole or in part, at any time without penalty or premium.

5.       LAWFUL MONEY.

         Principal and interest are payable in lawful money of the United States of America.

6.       APPLICATION OF PAYMENTS/LATE CHARGE/DEFAULT INTEREST.

         (a) Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges, and other charges, provided, however, upon delinquency or other


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                  default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs, and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in its sole discretion.

         (b) If any payment of interest and/or principal is not received by the holder hereof when such payment is due, then in addition to the remedies conferred upon the holder hereof pursuant to this Note, a late charge of five percent of the amount of the regularly scheduled payment or $25.00, whichever is greater, up to the maximum amount of $1,500.00 per late charge will be added to the delinquent amount to compensate the holder hereof for the expense of handling the delinquency for any payment past due in excess of ten days, regardless of any notice and cure periods.

         (c) Upon the occurrence of an Event of Default, including the failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (i) increase the applicable Interest Rate on this Note to the Default Interest Rate, and (ii) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law.

7.       SECURITY.

         This Note is secured by the Stock Pledge Agreement, which creates a lien on that certain stock described therein.

8.       EVENT OF DEFAULT.

         The occurrence of any of the following shall be deemed to be an event of default ("Event of Default") hereunder:

         (a) default in the payment of principal or interest when due pursuant to the terms hereof and the expiration of five days after written notice of such default from Lender to Borrower;

         (b) if the Borrower is an employee of the Lender, the Borrower's termination of employment with "Cause" or the Borrower's voluntary resignation without "Good Reason" as such terms are defined in Section 9 below;

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         (c)      if the Borrower is a non-employee director of the Company, the
                  Borrower's ceasing to provide services as a director to the Company;

         (d) if Borrower sells, gifts, transfers, or assigns the Option Shares in anyway; or

         (e)      an event of default under the Stock Pledge Agreement.

9.       DEFINITION OF CAUSE AND GOOD REASON

         (a) Cause. For purposes of this Loan, a termination of employment for "Cause" means a termination of employment resulting from a determination by the Lender that the Borrower has: (i) been convicted of a felony involving dishonesty, fraud, theft, or embezzlement; (ii) repeatedly failed or refused, in a material respect, to follow reasonable policies or directives established by the Lender and after written notice thereof from the Lender, and a reasonable opportunity by the Borrower to cure such failures or refusals after having been given reasonable written notice of such failures or refusals; (iii) willfully and persistently failed to attend to the material duties or obligations imposed upon Borrower after reasonable written notice from the Lender and a reasonable opportunity by the Borrower to cure such failure; (iv) performed an act or failed to act, which, if the Borrower were prosecuted and convicted, would constitute a felony involving $1,000 or more of money or property of the Lender, or (v) intentionally misrepresented or concealed a material fact for purposes of securing employment with the Lender.

         (b) Good Reason. For purposes of this Loan, a termination of employment for "Good Reason" means any of the following events: (i) the assignment to the Borrower of any duties that are inconsistent with, or the reduction of powers or functions associated with, the Borrower's position, duties, or responsibilities with the Lender, or an adverse change in the Borrower's titles, authority, or reporting responsibilities, or in conditions of the Borrower's employment, (ii) the Borrower's base salary is reduced or the potential incentive compensation (or bonus) to which the Borrower may become entitled to at any level of performance by the Borrower or the Lender is reduced, (iii) the failure of the Lender to cause any successor to expressly assume and agree to be bound by the terms of this Agreement, (iv) any purported termination by the Lender of the Borrower's employment for grounds other than for "Cause," (v) the Lender relieving the Borrower of the Borrower's duties other than for "Cause," (vi) the Borrower is required to relocate to an employment location that is more than fifty (50) miles from Gilbert, Arizona.

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10.      REMEDIES.

         Upon the occurrence of an Event of Default, then at the option of the holder hereof, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Borrower under the Loan Documents shall, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal hereof, together with all accrued interest thereon, all other amounts due under the Loan Documents, and any judgment for such principal, interest, and other amounts shall bear interest at the Default Interest Rate, subject to the limitations contained in Section 15 hereof. No delay or omission on the part of the Lender in exercising any right under this Note or under any of the other Loan Documents hereof shall operate as a waiver of such right.

11.      WAIVER.

         Borrower, endorsers, guarantors, and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents) and expressly agree that, without in any way affecting the liability of Borrower, endorsers, guarantors, or sureties, the Lender may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Loan Documents, accept additional security, release any person liable, and release any security or guaranty. Borrower, endorsers, guarantors, and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

12.      CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

         No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of the Lender to exercise and no delay by the Lender in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

13.      ATTORNEYS' FEES.

         If this Note is not paid when due or if any Event of Default occurs, Borrower promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without

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         limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)).

14.      SEVERABILITY.

         If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

15.      INTEREST RATE LIMITATION.

         Borrower hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan, including, without limitation, any other fees to be paid by Borrower pursuant to the provisions of the Loan Documents. Lender and Borrower agree that none of the terms and provisions contained herein or in any of the Loan Documents shall be construed to create a contract for the use, forbearance, or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Arizona. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Arizona, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the Lender, be credited to the payment of other amounts payable under the Loan Documents or returned to Borrower.

16.      HEADINGS.

         Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

17.      CHOICE OF LAW.

         This Note shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to conflict of laws principles.

18.      INTEGRATION.

         The Loan Documents contain the complete understanding and agreement of the Lender and Borrower and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.


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19.      BINDING EFFECT.

         The Loan Documents will be binding upon, and inure to the benefit of, the Lender, Borrower, and their respective successors and assigns. Borrower may not delegate its obligations under the Loan Documents.

20.      TIME OF THE ESSENCE.

         Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor.

21.      SURVIVAL.

         The representations, warranties, and covenants of the Borrower in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.




BORROWER:

By:     __________________
Name:   __________________
Title:  __________________


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